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                                                                    Exhibit 10.1


                                 PROMISSORY NOTE
                                 ---------------

$5,215,500.00                                                   October 13, 1998

         SOFTLINE LIMITED, a South African corporation ("Maker"), promises to pay to SVI HOLDINGS, INC, a Nevada corporation or order ("Holder"), at 7979 Ivanhoe Ave, Suite 500, La Jolla, California 92037, the principal sum of FIVE MILLION TWO HUNDRED FIFTEEN THOUSAND FIVE HUNDRED AND NO/100 DOLLARS ($5,215,500.00), with interest on such principal sum from the date of this Note until paid, with interest on the principal balance outstanding from the date of disbursement at the rate of Eight and One Half Percent (8.5%) per annum, payable as more fully set forth below:

         1. PAYMENTS. Principal and interest under this Note shall be payable as follows:

                  1.1. MATURITY. On or before December 29, 1998, all unpaid principal and accrued interest under this Note shall become due and payable. The term of this Note may be extended by Holder in its sole and absolute discretion.

                  1.2. INTEREST. Accrued interest shall be added to principal on a monthly basis and shall thereafter bear interest at the interest rate set forth above.

         2. MANNER OF PAYMENTS. All payments by Maker under this Note shall be
(a) made in lawful money of the United States of America without set-off, deduction or counterclaim of any kind whatsoever, (b) credited first to amounts for late charges, if any, second to amounts for Holder's costs of enforcing this Note, if any, third to any accrued interest under this Note and finally to the principal balance under this Note, and (c) deemed paid by Maker upon their actual receipt by Holder. Interest for any period less than one year shall be calculated on the basis of 1/360th of one year's interest multiplied by the number of days during such period.

         3. DEFAULT INTEREST. In addition to any late charge assessed pursuant to Paragraph 4, if any payment under this Note is not received by Holder when due, then, without any requirement for notice to Maker, the rate of interest on such overdue amount shall increase to twelve (12) percent until such late payment is made. Such default interest represents a fair and reasonable estimate of the costs that Holder will incur by reason of any late payment by Maker. Acceptance of such default interest by Holder shall not constitute a waiver of Maker's default with respect to such overdue amount, nor prevent Holder from exercising any of the other rights and remedies available to Holder under this Note.

         4. LATE CHARGE. If any amount of interest and/or principal under this
Note is not received by Holder within ten (10) calendar days after its due date, then, without any requirement for notice to Maker, Maker shall immediately pay to Holder an additional sum of five (5) percent of such overdue amount as a late charge. Such late charge represents a fair and reasonable estimate of the costs that Holder will incur by reason of any late payment by Maker. Acceptance of such late charge by Holder shall not constitute a waiver of Maker's default with respect to such overdue amount, nor prevent Holder from exercising any of the other rights and remedies available to Holder under this Note.

         5. ACCELERATION. All unpaid principal and accrued and unpaid interest under this Note shall, at Holder's election, be immediately due and payable upon the occurrence of any failure by Maker to timely satisfy all of its obligations under this Note, any other Note or Agreement made by Maker.





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         6. MAKER'S REPRESENTATIONS AND WARRANTIES. The truth and accuracy of the following shall constitute a condition to this Note and Maker represents and warrants that the following are true and accurate:

                  6.1. LEGAL POWER, RIGHT AND AUTHORITY. As of the date of this Note, Maker has the legal power, right and authority to enter into this Note.

                  6.2. ACTION. As of the date of this Note, all requisite corporate actions have been taken by Maker in connection with entering into this Note and the consummation of the transactions contemplated by this Note.

                  6.3. INDIVIDUAL EXECUTING. The individual executing this Note on behalf of Maker has the legal power, right, and actual authority to bind Maker to the terms and conditions of this Note.

                  6.4. GOVERNMENTAL APPROVAL. Maker has requested all permits, approvals, licenses and other governmental consent necessary or desirable in connection with the loan evidenced by this Note and the repayment of all indebtedness evidenced by this Note. To their best knowledge and belief, Maker knows and believes, after due investigation that such approvals will be obtained within the Note period and agrees to make every effort and extend every cooperation to accomplish this task. Any request, representation or warranty regarding permits, approvals, licenses and governmental consent herein is intended to include, without limitation, all necessary approval by the South African Exchange Control to repay the principal and accrued interest on the Note on or before December 29, 1998.

                  6.5. NO CONFLICT. The loan evidenced by this Note does not violate or breach any agreement, license, permit, judgment, decree, order, statute, ordinance, rule or regulation to which maker, or any of its assets are subject or bound. Maker is not subject to any agreement, license, permit, judgment, decree, order, statute, ordinance, rule or regulation that would impair the power of Maker to enter into and carry out the undertakings required under this Note. This Note does not violate, conflict with, result in the breach of, or constitute a default under any Applicable Laws. The term "Applicable Laws" means all applicable constitutional, legislative, judicial and administrative provisions, statutes, regulations, decisions, rulings, orders, ordinances and other laws of the State of California, the United States of America, and South Africa.

         7. COMMERCIAL PURPOSES. Maker acknowledges that the loan evidenced by this Note is obtained for business or commercial purposes and that the proceeds of such loan will not be used primarily for personal, family, household or agricultural purposes.

         8. NOTE WAIVERS. Maker waives presentment, demand, protest, notice of demand and dishonor.

         9. SECURITY. This Note is secured by a Pledge evenly dated with this Note from Maker to Holder and naming Solomon Ward Seidenwurm & Smith as Pledge Holder.

         10. PREPAYMENT WITHOUT PENALTY. This Note may be prepaid in whole or in part at any time without penalty.

         11. GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the State of California, irrespective of California's choice-of-law principles.





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         12. FURTHER ASSURANCES. Maker shall execute all instruments and documents and take all actions as may be reasonably required to effectuate this Note.

         13. VENUE AND JURISDICTION. All actions and proceedings arising in connection with this Agreement must be tried and litigated exclusively in the State and Federal courts located in the County of San Diego, State of California, which courts have personal jurisdiction and venue over each of the parties to this Agreement for the purpose of adjudicating all matters arising out of or related to this Agreement. Each party authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this paragraph by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices set forth in this Agreement.

         14. TIME OF ESSENCE. Time and strict and punctual performance are of the essence with respect to each provision of this Note.

         15. ATTORNEY'S FEES. In the event any litigation, arbitration, mediation, or other proceeding ("Proceeding") is initiated by any party(ies) against any other party(ies) to enforce, interpret or otherwise obtain judicial or quasi-judicial relief in connection with this Note, the prevailing party(ies) in such Proceeding shall be entitled to recover from the unsuccessful party(ies) all costs, expenses, actual attorney's and expert witness fees, relating to or arising out of (a) such Proceeding (whether or not such Proceeding proceeds to judgment), and (b) any post-judgment or post-award proceeding including without limitation one to enforce any judgment or award resulting from any such Proceeding. Any such judgment or award shall contain a specific provision for the recovery of all such subsequently incurred costs, expenses, actual attorney's and expert witness fees.

         16. MODIFICATION. This Note may be modified only by a contract in writing executed by Maker and Holder.

         17. HEADINGS. The headings of the Paragraphs of this Note have been included only for convenience, and shall not be deemed in any manner to modify or limit any of the provisions of this Note, or be used in any manner in the interpretation of this Note.

         18. PRIOR UNDERSTANDINGS. This Note contains the entire Note between the parties to this Note with respect to the subject matter of this Note, is intended as a final expression of such parties' Note with respect to such terms as are included in this Note, is intended as a complete and exclusive statement of the terms of such Note, and supersedes all negotiations, stipulations, understandings, Notes, representations and warranties, if any, with respect to such subject matter, which precede or accompany the execution of this Note.

         19. WAIVER. Any waiver of a default under this Note must be in writing and shall not be a waiver of any other default concerning the same or any other provision of this Note. No delay or omission in the exercise of any right or remedy shall impair such right or remedy or be construed as a waiver. A consent to or approval of any act shall not be deemed to waive or render unnecessary consent to or approval of any other or subsequent act.

         20. DRAFTING AMBIGUITIES. Each party to this Note and its legal counsel have reviewed and revised this Note. The rule of construction that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Note or of any amendments or exhibits to this Note.





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         21. SURVIVAL. The covenants, conditions, representations and warranties of this Note shall survive the execution of this Note and the repayment of indebtedness evidenced by this Note.

                                  SOFTLINE LIMITED, a South African corporation, Maker


                                  By: /s/ Steven Cohen
                                     ------------------------------
                                  Its:
                                     ------------------------------